EXHIBIT 10.7

 SYMYX TECHNOLOGIES, INC.
2001 NONSTATUTORY STOCK OPTION PLAN

OPTION AGREEMENT
(NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Symyx Technologies, Inc. (the “Company”) has granted you an option under its 2001 Nonstatutory Stock Option Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.  Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1.           VESTING.  Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.           NUMBER OF SHARES AND EXERCISE PRICE.  The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for capitalization adjustments.

3.           EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES.  In the event that you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.

4.           METHOD OF PAYMENT.  Payment of the exercise price is due in full upon exercise of all or any part of your option.  You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include the following:

(a)           Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

5.           WHOLE SHARES.  You may exercise your option only for whole shares of Common Stock.

6.           SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7.           TERM.  You may not exercise your option before the commencement or after the expiration of its term.  The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)           three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(b)           twelve (12) months after the termination of your Continuous Service due to your Disability;

(c)           eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(d)           the Expiration Date indicated in your Grant Notice; or

(e)           the day before the [          ] anniversary of the Date of Grant.

8.           EXERCISE.

(a)           You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)           By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

9.           CORPORATE TRANSACTIONS AND CHANGES IN CONTROL.

(a)           Corporate Transaction.  Except as provided otherwise in an individual Grant Notice, in the event of a Corporate Transaction (as defined below), for the portion of each option that is neither Assumed (as defined below) nor Replaced (as defined below), such portion of the option shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the option, immediately prior to the specified effective date of such Corporate Transaction.

(b)           Change in Control.  Except as provided otherwise in an individual Grant Notice, in the event of a Change in Control (as defined below) other than a Change in Control which also is a Corporate Transaction, each option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately prior to the specified effective date of such Change in Control, for all of the Shares (or other consideration) at the time represented by such option.

(c)           The following definitions shall apply as used herein and in the individual Grant Notices except as defined otherwise in an individual Grant Notice.  In the event a term is separately defined in an individual Grant Notice, such definition shall supercede the definition contained in this Section.

(i)           “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(1)           the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the continuing directors who are not affiliates or associates of the offeror do not recommend such stockholders accept, or

(2)           a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are continuing directors.

(ii)           “Corporate Transaction” means any of the following transactions, provided, however, that the Board or any of the Committees appointed to administer the Plan shall determine whether multiple transactions are related, and its determination shall be final, binding and conclusive:

                                (1)           a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                                (2)           the sale, transfer or other disposition of all or substantially all of the assets of the Company;

                                (3)           the complete liquidation or dissolution of the Company;

                                (4)           any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

                                (5)           acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Board or any of the Committees appointed to administer the Plan determines shall not be a Corporate Transaction.

(iii)           “Assumed” means that pursuant to a Corporate Transaction either (i) the option is expressly affirmed by the Company or (ii) the contractual obligations represented by the option are expressly assumed (and not simply by operation of law) by the successor entity or its parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the option and the exercise or purchase price thereof which at least preserves the compensation element of the option existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the option.

(iv)           “Replaced” means that pursuant to a Corporate Transaction the option is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or parent of either of them which preserves the compensation element of such option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such option.  The determination of option comparability shall be made by the Board or any of the Committees appointed to administer the Plan, and its determination shall be final, binding and conclusive.

10.           TRANSFERABILITY.  Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.  In addition, if permitted by the Company you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust, provided that you and the trustee enter into a transfer and other agreements required by the Company.

11.           RIGHT OF FIRST REFUSAL.  Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right.  The Company’s right of first refusal shall expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system.

12.           RIGHT OF REPURCHASE.  To the extent provided in the Company’s bylaws in effect at such time the Company elects to exercise its right, the Company shall have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.

13.           OPTION NOT A SERVICE CONTRACT.  Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment.  In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

14.           WITHHOLDING OBLIGATIONS.

(a)           At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)           Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes).  If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option.  Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise.  Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)           You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied.  Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

15.           NOTICES.  Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

16.           GOVERNING PLAN DOCUMENT.  Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.